UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2015, the Board of Directors (the “Board”) of A. O. Smith Corporation (the “Company”) approved and adopted amendments to the By-laws of the Company (the “By-laws”), which became effective immediately.

Among other things, the amendments to the By-laws added a new Article XI (the “Forum Amendment”), which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee to the Company, (iii) any action asserting a claim arising under Delaware General Corporation Law, the Certificate of Incorporation By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the state court in Delaware or, if no state court has jurisdiction, the United States District Court for Delaware.

Although effective immediately, the Board provided that the Forum Amendment will be submitted to the Company’s stockholders for ratification at the 2016 annual meeting of stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation, with the understanding that, if the stockholders fail to ratify the Forum Amendment, then the Board will reconsider the Forum Amendment.

The Board also amended the By-laws to expressly allow for use of electronic signatures of Directors and Officers in connection with Board and other corporate action.

The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed herewith:

3.1	By-laws of A. O. Smith Corporation as amended through October 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: October 16, 2015	By:	/s/ James F. Stern
James F. Stern Executive Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated October 13, 2015.

Exhibit Number	Description

3.1	By-laws of A. O. Smith Corporation as amended through October 13, 2015.

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